Exhibit 10.2
                                456786 B.C. Ltd
                              2888 W. 3 1 " Avenue
                                 Vancouver, B.C.
                                     V6L2A2

 May 5, 1998

 Dakota Mining & Exploration Ltd.
 Suite U-13, 601 W. Broadway
 Vancouver, B.C.
 V5Z 4C2

 Dear Sirs:

 Re: Sale Of Mineral Properties to Dakota Mining & Exploration Ltd.

 456786 B.C. Ltd. a company duly incorporated in the Province of British Columbia, Canada, and having its registered office at 2888 W. 3 1 " Avenue, Vancouver, British Columbia, V6L 2A2 ("the Offeror") owns mineral properties ("the Vernon Properties") described in Schedule "A" attached, being mineral claims adjacent to, or in close proximity to the Klinker and Ewer mineral properties of Dakota Mining and Exploration Ltd. ("the Purchaser"), a wholly-owned subsidiary of Canadian Northern Lites Inc.

 The Offeror hereby offers to sell the "Vernon Properties" to the Purchaser on the following terms:

 1.  A total purchase price of $50,000.00 U.S. payable as follows:

 $ 50,000 USD by way of the issue by Canadian Northern Lites Inc. of a $50,000 USD Promissory Note in favor of -456786 B.C. Ltd.

 2. Upon receipt by the Offeror of a Directors' Resolution from the Purchaser to have Canadian Northern Lites Inc. issue the Offeror a $50,000 Promissory Note, with interest @ 8%/annum calculated and compounded semi-annually, the Offeror is to deliver to the Purchaser a 100% undivided interest in the Way 1, Banjo I and Banjo 11 mineral claims, as described in attached Exhibit A.

 The Offeror represents and warrants:

 (a) that it owns and has the authority and capacity to enter into this Agreement;

 (b) that the Offeror remains in possession of a 100% undivided interest, free and clear of any liens or encumbrances, in mineral claims north-west of Vernon, B.C., as described in Schedule "A", and furthermore that these claims are in good standing with B.C. Mines and Minerals.


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 4. The transaction of purchase and sale contemplated hereby will close on May
 5, 1998 (the "Closing Date").

 5. Time is of the essence of this Agreement.

 6. This agreement shall be governed by British Columbia law.

 If you agree with the contents of this letter agreement, please sign one copy of the same; return to the Offeror; and retain the deposit herewith.

 Yours truly

 /s/T. G.  Cook

 President
 456786 B.C. Ltd.


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 Accepted this 5th day of May, 1998



 Dakota Mining & Exploration Ltd.

 /s/Cam Dalgliesh
 ----------------
 Cam Dalgliesh, Secretary & Director, Dakota Mining & Exploration Ltd.

 Canadian Northern Lites Inc.



 /s/Cam Dalgliesh
 ----------------
 Cam Dalgliesh, Secretary & Director, Canadian Northern Lites Inc.


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 SCHEDULE "XI

 (forming part and parcel of an Agreement dated May 5, 1998 between 456786 B.C. Ltd. ("the Offeror"); and Dakota Mining & Exploration Ltd. (" the Purchaser ") and Canadian Northern Lites Inc.

 The Vernon Properties being sold to Dakota Mining & Exploration Ltd. are described as follows:

 Property 1.

 The Way I Mineral Claim: consists of the following mineral claim, located within the Vernon Mining District:

 Claim Name: WAY I

 Tenure No.: 295425

 Units: 20

 Record Date: June 14, 1996

 parcel of this Schedule "A." and forming part and

 Claim Location: as per attached map entitled "CLAIM LOCATION"

 Property ?.

 The Banjo 1 Mineral Claim: consists of the fOllOwing mineral claim, located within the Vernon Mining District:

 Claim Name: BANJO I

 Tenure No.: 340943

 Units: 20

 Record Date: October 15, 1995

 Claim Location: as per attached map entitled "CLAIM LOCATION" and forming part and parcel of this Schedule "A."


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 Page 5

 Property 3.

 The Banjo 2 Mineral Claim: consists of the following mineral claim, located within the Vernon Mining District:

 Claim Name: BANJO 2

 Tenure No.: 340944

 Units: 20

 Record Date: October 15, 1995

 Claim Location: as per attached map entitled "CLAIM LOCATION" and forming part and parcel of this Schedule "A."